                                                                    Exhibit 99.1

      NEW YORK, NY, March 8, 2005 -- Alleghany Corporation (NYSE-Y) reported net earnings from continuing operations in 2004 of $117.9 million, or $15.34 per share (per share information throughout is presented on a diluted basis), compared with net earnings from continuing operations of $166.2 million, or $21.79 per share, in 2003, Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany's common stockholders' equity per share at December 31, 2004 was $228.77, an increase of 11.9% percent from common stockholders' equity per share of $204.44 as of December 31, 2003 (as adjusted for the stock dividend declared in March 2004). On a consolidated basis, cash and invested assets were $2.5 billion at December 31, 2004, an increase of 30.8 % from approximately $1.9 billion at December 31, 2003. "We are pleased that our insurance subsidiaries recorded an underwriting profit of $74.2 million in 2004, despite significant catastrophe loss activity in the 2004 third quarter, and that our common stockholders' equity per share has increased 11.9% since the end of 2003" said Mr. Hicks.
      2004 net catastrophe losses (including reinsurance reinstatement premiums and net of reinsurance), after tax ("after tax" throughout assumes tax at the federal income tax rate) were $106.5 million, or $13.83 per share, compared with $12.1 million, or $1.59 per share, in 2003. Alleghany's 2004 results include net gains on investment transactions after tax of $56.5 million, or $7.33 per share, compared with $98.7 million, or $12.92 per share, in 2003. 2004 net earnings from continuing operations adjusted to exclude gains on investment transactions after tax and net catastrophe losses after tax were $167.9 million, or $21.84 per share, compared with $79.6 million, or $10.46 per share, in 2003.

                                                                          Years Ended December 31,
                                                                                      Per Share(1)
(in millions, except for per share
and share amounts)                         2004                2003                 2004                 2003
                                       ------------        ------------        -------------        -------------
Net earnings from continuing           $      117.9        $      166.2        $       15.34        $       21.79
operations

Adjustments:

Add:     Net catastrophe losses(2)            106.5                12.1                13.83                 1.59

Deduct:  Net gains on investment
         transactions (3)                     (56.5)              (98.7)               (7.33)              (12.92)
                                       ------------        ------------        -------------        -------------

Net earnings from continuing
operations, as adjusted (4)            $      167.9        $       79.6        $       21.84        $       10.46

Average number of outstanding
shares of common stock (5)                                                         7,699,981            7,639,459

(1) Represents diluted earnings per share of common stock and includes the impact to net earnings which arises when dilutive securities are included following the "if-converted method".
(2) Including reinsurance reinstatement premiums and net of reinsurance, after tax.
(3)   After tax.
(4) Adjusted to exclude net gains on investment transactions after tax and net catastrophe losses after tax.
(5)   Adjusted to reflect the dividend of common stock declared in March 2004.

      2004 net earnings including discontinued operations were $117.7 million, or $15.31 per share, compared with $162.4 million, or $21.29 per share, in 2003. Discontinued operations consist of the operations of Heads & Threads International LLC prior to its disposition in December 2004.
      In the fourth quarter of 2004, Alleghany's net earnings from continuing operations were $57.6 million, or $7.47 per share, compared with $76.7 million, or $10.00 per share, in the fourth quarter of 2003. Net gains on investment transactions after tax were $27.7 million, or $3.60 per share, in the 2004 fourth quarter, compared with $44.9 million, or $5.86 per share, in the 2003 fourth quarter. Alleghany had no fourth quarter 2004 catastrophe losses, compared with $1.4 million, or $0.18 per share, of after tax catastrophe losses, net of reinsurance, in the 2003 fourth quarter. Fourth quarter 2004 net earnings from continuing operations adjusted to exclude gains on investment transactions after tax and net catastrophe losses after tax were $29.9 million, or $3.87 per share, compared with $33.2 million, or $4.32 per share, in the corresponding 2003 period.


                                                                   Three Months Ended December 31,
                                                                                      Per Share(1)
(in millions, except for per share
and share amounts)                          2004                2003                 2004                 2003
                                       ------------        ------------        -------------        -------------
Net earnings from continuing           $       57.6        $       76.7        $        7.47        $       10.00
operations

Adjustments:

Add:     Net catastrophe losses(2)     $         --        $        1.4                  $--        $        0.18

Deduct:  Net gains on investment
         transactions (3)                     (27.7)              (44.9)               (3.60)               (5.86)
                                       ------------        ------------        -------------        -------------

Net earnings from continuing
operations, as adjusted (4)            $       29.9        $       33.2        $        3.87        $        4.32

Average number of outstanding
shares of common stock (5)                                                         7,708,146            7,668,601

(1) Represents diluted earnings per share of common stock and includes the impact to net earnings which arises when dilutive securities are included following the "if-converted method".

(2) Including reinsurance reinstatement premiums and net of reinsurance, after tax.

(3)  After tax.

(4) Adjusted to exclude net gains on investment transactions after tax and net catastrophe losses after tax.

(5)  Adjusted to reflect the dividend of common stock declared in March 2004.

        2004 fourth quarter net earnings including discontinued operations were $53.9 million, or $6.99 per share, compared with $73.8 million, or $9.62 per share, in the corresponding 2003 period.

        The comparative contributions to earnings (losses) before taxes made by Alleghany's operating units Alleghany Insurance Holdings LLC ("AIHL," a holding company for Alleghany's property and casualty insurance businesses, consisting of RSUI Group, Inc. ("RSUI") (from July 1, 2003), Capitol Transamerica Corporation ("CATA") and Darwin Professional Underwriters, Inc. ("Darwin")), and World Minerals, Inc. (industrial minerals business), as well as by corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):


                           Three Months Ended            Years Ended
                             December 31,                December 31,
                             ------------                ------------
                           2004          2003         2004          2003
                          -------       -------      -------       -------
AIHL                      $  89.0       $  52.2      $ 173.4       $ 134.8
World Minerals                4.4           7.4         21.2          25.7
Corporate activities         (8.8)         56.3        (24.5)         84.8
                          -------       -------      -------       -------
Total                     $  84.6       $ 115.9      $ 170.1       $ 245.3
                          =======       =======      =======       =======

        AIHL recorded pre-tax earnings of $89.0 million on revenues of $268.4 million in the 2004 fourth quarter, compared with pre-tax earnings of $52.2 million on revenues of $213.1 million in the fourth quarter of 2003, and pre-tax earnings of $173.4 million on revenues of $933.1 million in 2004, compared with pre-tax earnings of $134.8 million on revenues of $511.5 million in 2003. AIHL's 2004 pre-tax earnings include net investment income after tax of $33.6 million and net gains on investment transactions after tax of $54.9 million, compared with $19.5 million and $35.7 million in 2003.

        The comparative pre-tax contributions to AIHL's results made by its operating units RSUI, CATA and Darwin, and total AIHL results, were as follows (in millions, except ratios):

                         Three Months Ended December 31,

                                           RSUI(1)       CATA(2)     Darwin(3)      AIHL
                                           -------       -------     ---------      ----
2004

Gross premiums written (4)                  $315.9      $  41.9       $ 34.4       $392.2
Net premiums written (4)                     165.3         38.0         24.7        228.0

Net premiums earned                          159.5         38.3         16.1        213.9
Loss and loss adjustment expenses             78.1         25.0         10.2        113.3
Underwriting expenses                         32.3         19.6          5.7         57.5
                                            ------       -----        ------        -----
Underwriting profit (loss) (5)              $ 49.2       $(6.3)       $  0.2        $43.1
                                            ======       =====        ======        =====
Interest, dividend and other income                                                  12.4
Net gains on investment transactions                                                 42.0
Other expenses                                                                        8.5
                                                                                    -----
Earnings before income taxes                                                        $89.0
                                                                                    =====

Loss ratio (6)                               48.9%        65.3%        63.5%        53.0%
Expense ratio (7)                            20.2%        51.2%        35.2%        26.9%
Combined ratio (8)                           69.2%       116.5%        98.7%        79.9%

2003

Gross premiums written (4)                  $441.5(9)   $  39.2        $15.9       $496.6

Net premiums written (4)                     165.8         34.5         10.6        210.9

Net premiums earned                          158.0         35.2          2.9        196.1
Loss and loss adjustment expenses             68.4         39.8          1.7        109.9
Underwriting expenses                         26.5         17.1          1.7         45.3
                                            ------       -----        ------        -----
Underwriting profit (loss) (5)               $63.1      $(21.7)       $(0.5)        $40.9
                                            ======       =====        ======        -----
Interest, dividend and other income                                                   9.1
Net gains on investment transactions                                                  7.8
Other expenses                                                                        5.6
                                                                                    -----
Earnings before income taxes                                                        $52.2
                                                                                    =====

Loss ratio (6)                               43.3%       113.0%        59.1%        56.0%
Expense ratio (7)                            16.8%        48.5%        58.0%        23.1%
Combined ratio (8)                           60.1%       161.5%       117.1%        79.1%

                             Year Ended December 31,

                                           RSUI(1)      CATA(2)     Darwin(3)        AIHL
                                           -------      -------     ---------        ----
2004

Gross premiums written (4)                $1,223.8       $174.0        $100.5    $1,498.3
Net premiums written (4)                     630.5        156.1          70.5       857.2

Net premiums earned                          609.3        150.0          46.1       805.4
Loss and loss adjustment expenses            423.6         87.6          29.3       540.6
Underwriting expenses                        102.5         71.3          16.8       190.6
                                          --------      ------         -----     --------
Underwriting profit (loss) (5)            $   83.2      $ (8.9)        $(0.0)    $   74.2
                                          ========      ======         =====     ========
Interest, dividend and other income                                                  43.2
Net gain on investment transactions                                                  84.5
Other expenses                                                                       28.5
                                                                                 --------
Earnings before income taxes                                                     $  173.4
                                                                                 ========

Loss ratio (6)                               69.5%        58.4%         63.6%       67.1%
Expense ratio (7)                            16.8%        47.5%         36.5%       23.7%
Combined ratio (8)                           86.3%       105.9%        100.1%       90.8%

2003

Gross premiums written (4)                $  931.3(9)   $ 162.7         $24.2    $1,118.2
Net premiums written (4)                     622.9        141.4          18.2       782.5

Net premiums earned                          293.8        133.0           4.1       430.9
Loss and loss adjustment expenses            150.1         97.6           2.5       250.2
Underwriting expenses                         52.0         56.8           4.9       113.7
                                          --------      ------         -----     --------
Underwriting profit (loss) (5)               $91.8      $(21.4)         $(3.3)   $   67.0
                                          ========      ======         =====     --------
Interest, dividend and other income                                                  25.7
Net gain on investment transactions                                                  54.9
Other expenses                                                                       12.8
                                                                                 --------
Earnings before income taxes                                                     $  134.8
                                                                                 ========

Loss ratio (6)                               51.1%        73.4%         60.8%       58.1%
Expense ratio (7)                            17.7%        42.7%        120.1%       26.4%
Combined ratio (8)                           68.8%       116.1%        180.9%       84.5%

(1)  Since July 1, 2003.
(2) Includes the results of Platte River Insurance Company, which was acquired contemporaneously with CATA in January 2002 and operates in conjunction with CATA.
(3) Although Darwin is an underwriting manager for Platte River and certain subsidiaries of CATA, Darwin is managed on an operating unit basis and therefore, the results of business generated by Darwin have been separated from CATA's results for purposes of this table.
(4)  Amounts do not reflect the impact of an inter-company pooling agreement.
(5) Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), and does not include interest, dividend and other income or net gains on investment transactions. Underwriting profit (loss) does not replace net income (loss) determined in accordance with GAAP as a measure of profitability; rather, Alleghany believes that underwriting profit (loss), which does not include interest, dividend and other income or net gains on investments transactions, enhances the understanding of AIHL's insurance operating units' operating results by highlighting net income attributable to their underwriting performance. With the addition of interest, dividend and other income and net gains on investment transactions, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where such underwriting losses persist over extended periods, an insurance company's ability to continue as an ongoing concern may be at risk. Therefore, Alleghany views underwriting (loss) profit as an important measure in the overall evaluation of performance.
(6) Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.
(7) Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.
(8) The sum of the Loss Ratio and Expense Ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.
(9) Includes $320.8 million of unearned premiums which were acquired with RSUI in July 2003 and $169.9 million of premiums assumed on a net basis.

        RSUI reported an underwriting profit of $83.2 million in 2004, despite recording $157.2 million of pre-tax catastrophe losses (including $10.5 million of reinsurance reinstatement premiums), net of reinsurance, related to 2004 third quarter hurricane activity. RSUI's underwriting profit of $91.8 million for the period July 1, 2003 through year-end 2003 reflected strong markets in its lines of business and aggregate pre-tax catastrophe losses of $18.7 million. RSUI reported $1,223.8 million of gross premiums written in 2004, reflecting strong markets in all lines of business except property, with the increase in underwriting expenses in 2004 primarily reflecting costs incurred in transitioning from a managing agency to an integrated insurance company and the increase in the growth of the business. The significant increase in loss and loss adjustment expenses in 2004 reflects gross property catastrophe losses of $401.8 million from the 2004 third quarter hurricanes as well as a full year of operations in 2004. This increase in loss reserves was partially offset by an $18.1 million net reduction in property loss reserves due to better than expected loss emergence in the 2003 accident year.

        CATA's 2004 underwriting loss of $8.9 million primarily reflects $10.9 million of prior year reserve strengthening upon completion of a reserve analysis during the 2004 fourth quarter which showed higher than expected emergence for construction defect claims, as well as higher underwriting expenses, partially offset by better underwriting margins on the current accident year. With respect to the prior year reserve strengthening, $9.7 million related to commercial multiple peril lines, principally construction defect claims.

        CATA's 2003 underwriting loss of $21.4 million primarily reflects $20.7 million of loss reserve strengthening related to assumed reinsurance treaties written by Capitol Indemnity between 1969 and 1976. CATA's increase in gross premiums written during the two-year period ended December 31, 2004 primarily reflects the expansion of its business into the excess and surplus markets. Underwriting expenses have increased during the same two-year period, primarily reflecting the growth of the business, information technology initiatives and personnel costs.

        Darwin's underwriting loss of $36,000 in 2004 and $3.3 million in 2003 reflect organizational build-up expenses incurred to support premium levels, as well as increased competition across all of its lines of business. Darwin generated approximately $100.5 million of gross premiums written in 2004, its first full-year of operations, compared with $24.2 million during the period from May 2003 to 2003 year-end.

        World Minerals recorded pre-tax earnings of $21.2 million on revenues of $285.4 million in 2004, compared with pre-tax earnings of $25.7 million on revenues of $266.3 million in 2003. Revenues in 2004 reflect a 7.3 percent increase in net sales over 2003, primarily due to increased demand, particularly with respect to the diatomite business, as well as the favorable impact of the strengthening of the euro against the dollar (had the euro to dollar exchange rate remained constant with that of 2003, World Minerals' revenues would have increased by approximately four percent). The 17.5 percent decrease in pre-tax earnings in 2004 from 2003 primarily reflects lower operating margins due to competitive pricing pressures and rising energy and operational costs, increased selling, general and administrative expenses, a $1.5 million write-down of certain assets in World Minerals' Quincy, Florida plant, higher interest expense and foreign exchange translation losses with respect to World Minerals' Latin American operations.

      World Minerals' 2003 results primarily reflect the favorable impact of the strengthening of the euro against the dollar (had foreign exchange rates remained constant with those of 2002, World Minerals' revenues would have been approximately flat) and a modest increase in net sales offset by lower margins due to competitive pricing pressures and increased labor and benefit costs. An impairment charge in connection with an announced closing of a plant in the United Kingdom and expenses related to staff reductions negatively impacted results by approximately $2.0 million after tax in 2003.

      Corporate activities recorded a pre-tax loss of $24.5 million on revenues of $22.5 million in 2004, compared with pre-tax earnings of $84.8 million on revenues of $127.2 million in the corresponding period in 2003. Corporate activities' 2004 results include $1.6 million of net gains on investment transactions after tax, compared with $63.0 million in the corresponding 2003 period.

      As of December 31, 2004, Alleghany beneficially owned 8.0 million shares, or approximately 2.1 percent, of the outstanding common stock of Burlington Northern Santa Fe Corporation, which had an aggregate market value on that date of approximately $378.5 million, or $47.31 per share, compared with a market value on December 31, 2003 of $258.8 million, or $32.35 per share. The aggregate cost of such shares is approximately $96.6 million, or $12.07 per share.

      Alleghany has previously announced that it may purchase shares of its common stock in open market transactions from time to time. In 2004, Alleghany did not purchase any shares of its common stock. As of December 31, 2004, Alleghany had 7,676,197 shares of common stock outstanding (which includes the stock dividend declared in March 2004).

      Additional information regarding the 2004 results of Alleghany and its operating businesses is contained in Alleghany's Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the U.S. Securities and Exchange Commission on or about March 8, 2005.

Comment on Regulation G

      This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout the press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany's results.

      In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both catastrophe losses and net gains on investment transactions after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items. Catastrophe losses are significant to Alleghany's 2004 results and, similar to gains on investment transactions, can fluctuate significantly, which could distort the analysis of trends and comparability of reported periods.

      Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

                                    # # #

                              ALLEGHANY CORPORATION

                        COMBINING STATEMENTS OF EARNINGS

                             (dollars in thousands)
                                   (unaudited)

                                              THREE MONTHS ENDED DECEMBER 31, 2004         THREE MONTHS ENDED DECEMBER 31, 2003
                                            -----------------------------------------   ------------------------------------------
                                            ALLEGHANY                                   ALLEGHANY
                                            INSURANCE   WORLD    CORPORATE              INSURANCE   WORLD     CORPORATE
                                            HOLDINGS   MINERALS  ACTIVITIES  COMBINED   HOLDINGS   MINERALS   ACTIVITIES  COMBINED
                                            ---------  --------  ----------  --------   ---------  --------   ----------  --------
REVENUES
  Interest, dividend and other income       $ 12,446   $   194    $  4,238   $ 16,878   $  9,103   $  (31)     $10,805    $ 19,877
  Net premiums earned                        213,928         0           0    213,928    196,155         0           0     196,155
  Net mineral and filtration sales                 0    73,984           0     73,984          0    67,726           0      67,726
  Net gain (loss) on investment
    transactions                              41,990         0         657     42,647      7,798         0      61,328      69,126
                                            --------   -------    --------   --------   --------   -------     -------    --------
        Total revenues                       268,364    74,178       4,895    347,437    213,056    67,695      72,133     352,884

COSTS AND EXPENSES

  Underwriting expenses                       57,569         0           0     57,569     45,308         0           0      45,308
  Salaries, administrative and other
    operating expenses                         8,423    14,009         981     23,413      5,590    10,972       1,454      18,016
  Loss and loss adjustment expenses          113,289         0           0    113,289    109,925         0           0     109,925
  Cost of  mineral and filtration sales            0    55,129           0     55,129          0    48,853           0      48,853
  Interest expense                                 0       656         709      1,365          0       493         718       1,211
  Corporate administration                       122         0      11,963     12,085          0         0      13,677      13,677
                                            --------   -------    --------   --------   --------   -------     -------    --------
        Total costs and expenses             179,403    69,794      13,653    262,850    160,823    60,318      15,849     236,990
                                            --------   -------    --------   --------   --------   -------     -------    --------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                     $ 88,961   $ 4,384    $ (8,758)    84,587   $ 52,233   $ 7,377     $56,284     115,894
                                            ========   =======    ========              ========   =======     =======
INCOME TAXES                                                                   26,972                                       39,185

EARNINGS FROM CONTINUING OPERATIONS                                            57,615                                       76,709

DISCONTINUED OPERATIONS
  LOSS FROM OPERATIONS OF DISC. OPERATIONS                                     (4,281)                                      (3,643)
  LOSS ON DISPOSAL OF DISC. OPERATIONS                                         (1,950)                                           0
  INCOME TAXES (BENEFIT)                                                       (2,529)                                        (722)
                                                                             --------                                     --------
LOSSES FROM DISCONTINUED OPERATIONS                                            (3,702)                                      (2,921)
                                                                             --------                                     --------

NET EARNINGS                                                                 $ 53,913                                     $ 73,788
                                                                             ========                                     ========

                              ALLEGHANY CORPORATION
                        COMBINING STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                  YEAR ENDED DECEMBER 31, 2004                YEAR ENDED DECEMBER 31, 2003
                                           -------------------------------------------   ------------------------------------------
                                           ALLEGHANY                                     ALLEGHANY
                                           INSURANCE   WORLD    CORPORATE                INSURANCE   WORLD     CORPORATE
                                           HOLDINGS   MINERALS  ACTIVITIES    COMBINED   HOLDINGS   MINERALS   ACTIVITIES  COMBINED
                                           ---------  --------  ----------    --------   ---------  --------   ----------  --------
REVENUES

  Interest, dividend and other income      $ 43,200   $  (235)  $  20,088   $   63,053   $ 25,672   $   134     $30,258    $ 56,064
  Net premiums earned                       805,417         0           0      805,417    430,914         0           0     430,914
  Net mineral and filtration sales                0   285,587           0      285,587          0   266,136           0     266,136
  Net gain (loss) on investment
    transactions                             84,478         0       2,392       86,870     54,945         0      96,897     151,842
                                           --------   -------   ---------   ----------   --------   -------     -------    --------

        Total revenues                      933,095   285,352      22,480    1,240,927    511,531   266,270     127,155     904,956

COSTS AND EXPENSES

  Underwriting expenses                     190,657         0           0      190,657    113,688         0           0     113,688
  Salaries, administrative and other
    operating expenses                       28,079    44,194       3,677       75,950     12,847    39,628       4,739      57,214
  Loss and loss adjustment expenses         540,569         0           0      540,569    250,202         0           0     250,202
  Cost of  mineral and filtration sales           0   217,546           0      217,546          0   199,148           0     199,148
  Interest expense                                0     2,383       2,417        4,800          0     1,815       2,911       4,726
  Corporate administration                      413         0      40,865       41,278          0         0      34,678      34,678
                                           --------   -------   ---------   ----------   --------   -------     -------    --------

        Total costs and expenses            759,718   264,123      46,959    1,070,800   376,737   240,591      42,328     659,656
                                           --------   -------   ---------   ----------   --------   -------     -------    --------


EARNINGS (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES           $173,377   $21,229   $ (24,479)     170,127   $134,794   $25,679     $84,827     245,300
                                           ========   =======   =========                ========   =======     =======

INCOME TAXES                                                                    52,179                                       79,112

EARNINGS FROM CONTINUING OPERATIONS                                            117,948                                      166,188

DISCONTINUED OPERATIONS
  EARNINGS (LOSS) FROM OPERATIONS
  OF DISC. OPERATIONS                                                              917                                       (4,933)
  LOSS ON DISPOSAL OF DISC. OPERATIONS                                          (1,950)                                           0
  INCOME TAXES (BENEFIT)                                                          (781)                                      (1,123)
                                                                            ----------                                     --------
LOSSES FROM DISCONTINUED OPERATIONS                                               (252)                                      (3,810)
                                                                            ----------                                     --------

NET EARNINGS

                                                                            $  117,696                                     $162,378
                                                                            ==========                                     ========

                             ALLEGHANY CORPORATION
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                               DECEMBER 31,    DECEMBER 31,
                                                                  2004            2003*
                                                               (audited)        (audited)
                                                               ----------      ----------
ASSETS

  Available for sale securities at fair value:

        Equity securities                                      $  645,184      $  620,754
        Debt securities                                         1,179,210         917,270
  Short-term investments                                          378,452         135,079
                                                               ----------      ----------
                                                                2,202,846       1,673,103

  Cash                                                            288,436         230,929
  Notes receivable                                                 91,665          92,082
  Accounts receivable, net                                         70,547          99,697
  Premium balances receivable                                     203,141         279,682
  Reinsurance recoverables                                        623,325         174,099
  Ceded unearned premium reserves                                 286,451         231,166
  Deferred acquisition costs                                       56,165          47,282
  Property and equipment - at cost, net of
    accumulated depreciation                                      168,316         174,097
  Inventory                                                        41,521          35,164
  Goodwill and other intangibles, net of amortization             223,706         227,595
  Deferred tax assets                                             104,563          77,640
  Other assets                                                     67,043          90,809
  Assets of discontinued operations                                     0          85,153
                                                               ----------      ----------
                                                               $4,427,725      $3,518,498
                                                               ==========      ==========

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
  Losses and loss adjustment expenses                          $1,232,337      $  437,994
  Unearned premiums                                               751,131         644,068
  Reinsurance payable                                             112,479         255,117
  Deferred tax liabilities                                        224,847         190,402
  Subsidiaries' debt                                              138,258         148,998
  Current taxes payable                                            17,433          49,605
  Other liabilities                                               195,140         193,204
  Liabilities of discontinued operations                                0          36,288
                                                               ----------      ----------
      Total liabilities                                         2,671,625       1,955,676
  Common stockholders' equity                                   1,756,100       1,562,822
                                                               ----------      ----------
                                                               $4,427,725      $3,518,498
                                                               ==========      ==========


COMMON SHARES OUTSTANDING  (adjusted for stock dividends)       7,675,313       7,644,232
                                                               ==========      ==========

* Certain amounts have been restated and reclassified to conform to the 2004 presentation.